UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2017

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559 333-177186	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 969-3755

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item	1.01. Entry into a Material Definitive Agreement.

Acquisition of IASIS Healthcare Hospital Portfolio

On May 18, 2017, affiliates of Medical Properties Trust, Inc. (the “Company”) entered into definitive agreements pursuant to which affiliates of the Company will invest in a portfolio of ten acute care hospitals and one behavioral health facility currently operated by IASIS Healthcare (“IASIS”) for a combined purchase price and investment of approximately $1.4 billion. The portfolio will be operated by Steward Health Care System LLC (“Steward”), which separately announced its simultaneous merger transaction with IASIS, the completion of which is a condition to the Company’s investment.

Pursuant to the terms of an asset purchase agreement with IASIS and its affiliates, dated May 18, 2017, subsidiaries of the Company’s operating partnership will acquire from IASIS and its affiliates all of their interests in the real estate of eight acute care hospitals and one behavioral health facility for an aggregate purchase price of approximately $700 million. At closing, these facilities will be leased to Steward pursuant to the existing master lease agreement. In addition, pursuant to the terms of the agreement, subsidiaries of the Company’s operating partnership will make mortgage loans in an aggregate amount of approximately $700 million, secured by first mortgages in two acute care hospitals. The real estate master lease and mortgage loans will have substantially similar terms, which has an initial fixed term expiration of October 31, 2031 and includes three 5-year extension options, plus annual inflation protected escalators. The Company expects that the initial GAAP yield for the properties under the master lease to be approximately 10.2%.

The table below sets forth pertinent details with respect to the hospitals in the IASIS portfolio:

Hospital	Location	Form of Investment	Licensed Beds
Davis Hospital and Medical Center	Layton, UT	Mortgage	220
Jordan Valley Medical Center	West Jordan, UT	Mortgage	171
Odessa Regional Medical Center	Odessa, TX	Lease	225
Salt Lake Regional Medical Center	Salt Lake City, UT	Lease	158
St. Luke’s Medical Center	Phoenix, AZ	Lease	219
St. Luke’s Behavioral Health Center	Phoenix, AZ	Lease	124
Southwest General Hospital	San Antonio, TX	Lease	327
Wadley Regional Medical Center at Hope	Hope, AR	Lease	79
Tempe St. Luke’s Hospital	Tempe, AZ	Lease	87
St. Joseph Medical Center	Houston, TX	Lease	790
Mountain Point Medical Center	Lehi, UT	Lease	40

Total Licensed Beds			2,440

In addition, in conjunction with the real estate and mortgage loans transactions described above, a subsidiary of the Company’s operating partnership will also invest approximately $100 million in minority preferred interests of Steward. The Company will have no management authority or control of Steward except for certain protective rights consistent with a minority passive ownership interest, such as a limited right to approve certain extraordinary transactions.

Subject to customary closing conditions, the Company expects to consummate the transactions described above in the second half of 2017.

The Company intends to finance the transaction with all-debt financing, which may include borrowings under the Company’s revolving credit facility (of which approximately $1 billion is currently available), borrowings under a new fully committed $1.0 billion term loan facility with a term of up to two years, the issuance of unsecured debt securities, or a combination thereof.

Item	7.01. Regulation FD Disclosure.

On May 19, 2017, the Company issued a press release announcing the transactions with IASIS and Steward described above in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

In addition, in connection with the IASIS and Steward transaction described above in Item 1.01 of this Current Report on Form 8-K, the Company has prepared an investor presentation for use with analysts and investors beginning on May 19, 2017. A copy of this presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The presentation may also be viewed on the Company’s website at www.medicalpropertiestrust.com.

The information contained in this Item 7.01 and exhibits thereto is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise. The information in this Item 7.01, including the exhibits thereto and referenced materials posted to the Company’s website, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Item	9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated May 19, 2017

99.2	Investor Presentation dated May 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

Date: May 19, 2017

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: May 19, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 19, 2017

99.2	Investor Presentation dated May 19, 2017

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